NEWS                                                                Exhibit 99.1

Contacts:


Joshua Grass
Manager, Investor and Financial Relations
BioMarin Pharmaceutical Inc.
(415) 884-6777

Fredda Malkoff
Account Director
Feinstein Kean Healthcare
(617) 577-8110

For Immediate Release:

                   BioMarin Files Shelf Registration Statement

Novato, California, December 20, 2002 - BioMarin Pharmaceutical Inc. (Nasdaq and SWX New Market: BMRN) today announced that it has filed a Form S-3 "shelf" registration statement with the Securities and Exchange Commission for the offer and sale by BioMarin of up to an aggregate of $150 million of its common stock.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

When available, copies of the preliminary prospectus may be obtained from BioMarin's investor relations department at 371 Bel Marin Keys Boulevard, #210, Novato, California 94949.

BioMarin specializes in the development and commercialization of therapeutic enzyme products to treat serious, life-threatening diseases and conditions.